EXHIBIT 2


                               EXCHANGE AGREEMENT

                                   DATED AS OF

                                  JUNE 13, 2003

                                 BY AND BETWEEN

                               MAX RE CAPITAL LTD.

                                       AND

                           CAPITAL Z INVESTMENTS, L.P.

                               EXCHANGE AGREEMENT


           EXCHANGE AGREEMENT dated as of June 13, 2003 (this "AGREEMENt") by and between MAX RE CAPITAL LTD., a Bermuda company (the "COMPANY"), and CAPITAL Z INVESTMENTS, L.P., a Bermuda limited partnership ("CAP Z").


                               W I T N E S S E T H

           WHEREAS, Cap Z directly and beneficially owns 1,892,999 non-voting common shares, par value $1.00 per share (the "NVCS"), of Max Re Ltd., a Bermuda company and a subsidiary of the Company ("MAX RE"), and warrants to acquire an aggregate of 2,205,725 NVCS (collectively, the "NVCS WARRANTS");

           WHEREAS, Cap Z desires to exchange (i) 1,892,999 NVCS for 1,892,999 common shares, par value $1.00 per share (the "COMMON SHARES"), of the Company and (ii) the NVCS Warrants for warrants to acquire 2,205,725 Common Shares on substantially similar terms as the NVCS Warrants (the "COMPANY WARRANTS");

           WHEREAS, the Company desires to issue (i) 1,892,999 Common Shares in exchange for the 1,892,999 NVCS owned by Cap Z and (ii) the Company Warrants in exchange for the NVCS Warrants; and

           WHEREAS, contemporaneously herewith, the Company and Moore Holdings, LLC ("MOORE") have entered into an Exchange Agreement on substantially the same terms as this Agreement, pursuant to which Moore has agreed to exchange the NVCS and the warrants to acquire NVCS directly and beneficially owned by Moore for Common Shares and warrants to acquire Common Shares, respectively (the "MOORE AGREEMENT");

           NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                             EXCHANGE OF SECURITIES

           1.1       EXCHANGE OF MAX RE SECURITIES.

           (a) The Company hereby agrees to issue to Cap Z (i) 1,892,999 Common Shares in exchange for 1,892,999 NVCS and (ii) the Company Warrants in substantially the form set forth in Exhibit A hereto in exchange for the NVCS Warrants, subject to the terms and conditions herein set forth; and

           (b) Cap Z hereby agrees to exchange (i) the 1,892,999 NVCS owned by Cap Z for 1,892,999 Common Shares and (ii) the NVCS Warrants for the Company Warrants, subject to the terms and conditions herein set forth.

                                   ARTICLE II

                        CLOSING DATE; LOCATION; DELIVERY;

           2.1 CLOSING DATE AND LOCATION. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, New York 10022, on the first business day (meaning any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York, New York or in Hamilton, Bermuda), or such other time or place as the Company and Cap Z may agree in writing, on which the condition set forth in Section 5.2(c) has been satisfied or waived and all other conditions set forth in
Article V hereof regarding the parties' respective obligations to consummate the transactions contemplated hereby have been satisfied or waived (the "CLOSING DATE") and, subject to completion, shall be deemed to have been consummated and become effective for all purposes as of 11:59 P.M. of the Closing Date.

           2.2       DELIVERY.   At the Closing:

           (a) Cap Z shall deliver to the Company one or more certificates representing 1,892,999 NVCS and the NVCS Warrants together with stock powers, certificates of transfer or similar transfer documents, each executed in blank.

           (b) The Company shall deliver to Cap Z a certificate representing 1,892,999 Common Shares duly registered in the name of Cap Z and the Company Warrants duly executed and issued to Cap Z.

           (c) The Company and Cap Z shall deliver to each other such other documents as may be required by or pursuant to Article V hereof and such other instruments as the other party may reasonably request.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company hereby represents and warrants to Cap Z that:

           3.1 EXISTENCE AND POWER; CAPITALIZATION. The Company is a company duly organized and validly existing and in good standing under the laws of Bermuda (meaning that it has not failed to make any filing with any Bermuda governmental authority or pay any Bermuda government fee or tax which would make it liable to be struck off the Bermuda Register of Companies and therefore cease to exist), and has all company powers required to carry on its business as now being conducted. The capitalization of the Company as of May 31, 2003 is set forth on Schedule 3.1 hereto.

           3.2 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, are within the Company's power and have been duly authorized by all necessary company action on the part of the Company. This Agreement has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

           3.3 GOVERNMENTAL AND COURT AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby require no consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or other authority that has not been obtained or made.

           3.4 NON-CONTRAVENTION. (A) The execution and delivery by the Company of this Agreement do not contravene or conflict with the Company's organizational documents in effect as of the date hereof and the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby will not contravene or conflict with the Company's organizational documents in effect as of the Closing Date, and (B) the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby do not and will not (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company,
(ii) except as set forth on Schedule 3.4 hereto, require, any consent, approval or other action by any individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof ("PERSON"), or constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract, indenture, lease or other instrument binding upon the Company or any license, franchise, permit or other similar authorization held by the Company or (iii) result in the creation or imposition of any encumbrances on the Common Shares and the Company Warrants to be issued hereunder, including without limitation, all voting trusts, voting arrangements, stockholder agreements, proxies, liens, encumbrances, transfer restrictions, preemptive rights, security, interests or community property rights ("ENCUMBRANCES").

           3.5 DUE AUTHORIZATION AND VALIDITY OF THE COMMON SHARES AND THE COMPANY WARRANTS. The 1,892,999 Common Shares and the Company Warrants to be issued to Cap Z pursuant to this Agreement have been duly authorized and when delivered by the Company, upon receipt of 1,892,999 NVCS and the NVCS Warrants delivered to the Company by Cap Z as contemplated hereby, will be validly issued and outstanding, fully paid and, in the case of the 1,892,999 Common Shares, non-assessable (meaning that no additional consideration is required to be paid by Cap Z in connection with the issue thereof) and will not be subject to any Encumbrances or preemptive or similar rights except as provided in the Company's Bye-Laws. The 2,205,725 Common Shares issuable upon exercise of the Company Warrants have been reserved for issuance and, when issued upon proper exercise of the Company Warrants, will be validly issued, fully paid and non-assessable (meaning that no additional consideration is required to be paid by Cap Z in connection with the issue thereof) and will not be subject to any preemptive or similar rights except as provided in the Company's Bye-laws.

           3.6 NO BROKERS. The Company has taken no action which would give rise to any claim by any Person for brokerage commissions, finders' fees or similar payments by Cap Z relating to this Agreement or the transactions contemplated hereby.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CAP Z

           Cap Z hereby represents and warrants to the Company that:

           4.1 Organization; Existence. Cap Z is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and Cap Z has all necessary powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now being conducted.

           4.2 AUTHORIZATION. The execution, delivery and performance by Cap Z of this Agreement and the consummation by Cap Z of the transactions contemplated hereby are within Cap Z's powers and have been duly authorized by all necessary action on the part of Cap Z. This Agreement has been duly and validly executed by Cap Z and constitutes the valid and binding agreement of Cap Z, enforceable against Cap Z in accordance with its terms.

           4.3 GOVERNMENTAL AND COURT AUTHORIZATION. The execution, delivery and performance by Cap Z of this Agreement and the transactions contemplated hereby require no consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or authority that has not been obtained or made.

           4.4 NON-CONTRAVENTION. The execution, delivery and performance by Cap Z of this Agreement do not and will not (A) contravene or conflict with Cap Z's organizational documents, or (B) (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Cap Z, (ii) require any consent, approval or other action by any Person or constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Cap Z or to a loss of any benefit to which Cap Z is entitled under any provision of any agreement, contract, indenture, lease or other instrument binding upon Cap Z or any license, franchise, permit or other similar authorization held by Cap Z or (iii) result in the creation or imposition of any Encumbrances on the NVCS or the NVCS Warrants to be exchanged hereunder.

           4.5 TITLE; NO ENCUMBRANCES. Cap Z has full legal and beneficial ownership of the NVCS and NVCS Warrants to be exchanged hereunder. There are no Encumbrances on any of such NVCS or NVCS Warrants; and when such NVCS and such

NVCS Warrants are delivered, upon receipt of 1,892,999 Common Shares and the Company Warrants delivered to Cap Z by the Company as contemplated hereby, the Company will acquire good and valid title to such NVCS and NVCS Warrants free and clear of any Encumbrances.

           4.6       PURCHASE FOR INVESTMENT; LEGENDS.

           (a) Cap Z is acquiring the Common Shares and the Company Warrants (together, the "SECURITIES") for its own account and not with a view towards distribution thereof and Cap Z has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, Cap Z does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Cap Z understands that the Securities must be held indefinitely unless such Securities are subsequently registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or an exemption from registration is available. Cap Z has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

           (b) Cap Z is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act ("REGULATION D")) and an accredited investor (as defined in Rule 501 of Regulation D), and Cap Z, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of acquiring the Securities, and has so evaluated the merits and risks of such acquisition.

           (c) Cap Z, in making its decision to acquire the Securities under this Agreement, has relied upon an independent investigation made by it and/or its representatives of the public filings of the Company described below, and has not relied on any information or representations made by third parties or on any oral or written representations or assurances from the Company or any representative or agent of the Company, other than as set forth in this Agreement. Prior to the date hereof, Cap Z has reviewed the Company's latest proxy statement and Annual Report on Form 10 K sent to the Company's shareholders and all documents filed by the Company with the Securities and Exchange Commission since December 31, 2001 pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Cap Z has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the merits and risks of acquiring the Securities. Cap Z acknowledges that it has been afforded access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its acquisition of the Securities.

           (d) Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Common Shares, the Company Warrants and the Common Shares issued upon exercise of the Company Warrants shall bear the following legend:

           THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COMPANY AT ITS OPTION RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND UNLESS, WHERE APPLICABLE, HAS RECEIVED THE PRIOR APPROVAL OF THE BERMUDA MONETARY AUTHORITY.

           IN ADDITION, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IN THE COMPANY'S BYE-LAWS. A COPY OF SUCH BYE-LAWS WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.


                                    ARTICLE V

                               CLOSING CONDITIONS

           5.1. CONDITIONS TO THE COMPANY'S OBLIGATION. The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of each of the conditions set forth below. Any such condition may be waived by the Company in writing or by proceeding with the Closing.

           (A) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Cap Z contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and shall be deemed to be made again on and as of such date; it being understood that to the extent that such representations and warranties were made as of a specified date, the same shall continue as of the Closing Date to be true in all material respects as of such specified date.

           (B) COVENANTS. Cap Z shall have performed or complied, in all material respects, with the covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

           (C) DELIVERY OF SHARES AND WARRANTS. Cap Z shall have delivered 1,892,999 NVCS and the NVCS Warrants to the Company free and clear of all Encumbrances.

           (D) OUTSIDE DATE FOR THE CLOSING. The Closing shall have occurred on or prior to June 30, 2004.

           (E) ADOPTION OF AMENDMENT TO BYE-LAWS. (i) The Board of Directors of the Company and the shareholders of the Company shall have approved the amendments to the Bye-Laws of the Company in substantially the form set forth in Exhibit B hereto and (ii) the Board of Directors of Max Re and the shareholders of Max Re shall have approved the amendments to the Bye-Laws of Max Re in substantially the form set forth in Exhibit C hereto.

           (F) MOORE AGREEMENT. Moore shall have executed and delivered to the Company the Moore Agreement and each of the conditions set forth in the Moore Agreement shall have been satisfied or waived by the parties thereto.

           (G) GOVERNMENT AUTHORIZATION; OTHER APPROVAL. The Company shall have obtained all consents, approvals and authorizations listed on Schedule 3.4 hereto.

           5.2 CONDITIONS TO CAP Z'S OBLIGATION. The obligation of Cap Z to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of each of the conditions set forth below. Any such condition may be waived by Cap Z in writing or by proceeding with the Closing.

           (A) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and shall be deemed to be made again on and as of such date; it being understood that to the extent that such representations and warranties were made as of a specified date, the same shall continue as of the Closing Date to be true in all material respects as of such specified date.

           (B) COVENANTS. The Company shall have performed or complied, in all material respects, with the covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

           (C) COMMON SHARE PRICE. The closing sale price of the Common Shares as quoted on Nasdaq National Market shall be at or below US$17.00 per share on the Closing Date.

           (D) ADOPTION OF AMENDMENT TO BYE-LAWS. (i) The Board of Directors of the Company and the shareholders of the Company shall have approved the amendments to the Bye-Laws of the Company in substantially the form set forth in Exhibit B hereto and (ii) the Board of Directors of Max Re and the shareholders of Max Re shall have approved the amendments to the Bye-Laws of Max Re in substantially the form set forth in Exhibit C hereto.

           (E) OUTSIDE DATE FOR THE CLOSING. The Closing shall have occurred on or prior to June 30, 2004.


                                   ARTICLE VI

                                    COVENANTS

           6.1 CONSENTS AND REASONABLE EFFORTS. The Company and Cap Z shall, and the Company will cause Max Re to, cooperate and use their commercially reasonable efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any governmental authorities, necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement. The Company shall, and the Company will cause Max Re to, use its commercially reasonable efforts to obtain all approvals and consents to the transactions contemplated by this Agreement as set forth on
Schedule 3.4 attached hereto.

           6.2. REPRESENTATIONS AND WARRANTIES. From the date hereof through the Closing Date, (a) the Company shall use its reasonable efforts to conduct its affairs, in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties as to the Company contained in Article III shall continue to be true, complete and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, (b) Cap Z shall use its reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties as to Cap Z contained in Article IV shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing date, (c) the Company shall notify Cap Z promptly of any event, condition or circumstance known to the Company occurring from the date hereto through the Closing Date that would constitute a violation or breach of this Agreement by the Company and (d) Cap Z shall notify the Company promptly of any event, condition or circumstance known to Cap Z occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Cap Z.

                                   ARTICLE VII

                             POST-CLOSING COVENANTS

           7.1 TAX ELECTIONS. Subject to any required approvals by third parties, the Company shall cause (1) Max Re Managers Ltd., a subsidiary of the Company, to elect for U.S. federal tax purposes to be disregarded as an entity separate from the Company and (2) Max Re Diversified Strategies Ltd., a subsidiary of Max Re, to elect for U.S. federal tax purposes to be either (i) disregarded as an entity separate from Max Re or (ii) a partnership, as the case may be. Each election shall be made on a properly and timely filed Internal Revenue Service Form 8832, Entity Classification Election, and, subject to the receipt of any required approvals by third parties, such election shall be effective on or prior to the Closing Date.

           7.2 SUBSIDIARY PUSH-UP PROVISIONS. Following the Closing, in the event the Company reasonably expects one of its direct or indirect non-U.S. subsidiaries, other than Max Re, Max Re Managers Ltd. or Max Re Diversified Strategies Ltd., that is treated as a corporation for U.S. federal tax purposes to have a material amount of net income for U.S. federal income tax purposes in any fiscal year, in the reasonable discretion of the Board of Directors of the Company and subject to any required approvals by third parties, the Company shall cause such subsidiary and any other applicable intermediary direct or indirect subsidiary to either (i) amend its bye-laws, memorandum of association or other applicable governing documents substantially in accordance with Bye-Law 98 as set forth on Exhibit B hereto or (ii) elect for U.S. federal tax purposes to be either (x) disregarded as an entity separate from its parent company or
(y) a partnership, as the case may be. The Company's obligations under this
Section 7.2 shall terminate at such time as Cap Z, together with its affiliates (including for this purpose Capital Z Investment Management, L.P., a Bermuda limited partnership), beneficially own, directly, indirectly or constructively, less than 9.5% of the Company's Common Shares.

           7.3 ADMINISTRATION OF CONTROLLED SHARE PROVISIONS. Prior to any date on which Cap Z or its affiliates, including for this purpose Capital Z Investment Management, L.P., a Bermuda limited partnership, shall vote on any matter as a shareholder of the Company, the Company shall use reasonable best efforts to (i) retain the services of an internationally recognized accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of the Company's Bye-Laws 52 and 12 (as amended in accordance with Exhibit B hereto) and (ii) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to said Bye-Laws. The Company shall use commercially reasonable efforts to provide information reasonably requested by Cap Z in order to enable Cap Z to satisfy the U.S. tax filing requirements of Cap Z or its affiliates with respect to their respective interests in the Company and its subsidiaries, subject to any confidentiality restrictions reasonably requested by the Company at the time of each such request. The Company's obligations under this Section 7.3 shall terminate at such time as Cap Z, together with its affiliates (including for this purpose Capital Z Investment Management, L.P., a Bermuda limited partnership), beneficially own, directly, indirectly or constructively, less than 9.5% of the Company's Common Shares.


                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

           8.1 SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing for a period of two years.

           8.2       INDEMNIFICATION.

           (a) The Company shall indemnify and hold harmless Cap Z (and its partners, directors, officers, employees, members and permitted assigns) from and against any and all losses, liabilities, charges, damages, deficiencies, costs and expenses (including interest, penalties and reasonably attorney's fees and disbursements) (collectively, "LOSS"), sustained or incurred by any such Persons based upon or arising out of (i) any material inaccuracy or defect or breach of any material representation or warranty of the Company in this Agreement or (ii) any failure by the Company to perform or observe any term of this Agreement required to be performed by it in any material respect, and shall reimburse Cap Z for any reasonable legal or other expenses incurred by it in connection with investigating or defending any such Loss.

           (b) Cap Z shall indemnify and hold harmless the Company and Max Re (and their respective directors, officers, members, shareholders, employees and permitted assigns (other than Cap Z or its affiliates)) from and against any and all Loss sustained or incurred by any such Persons based upon or arising out of
(i) any material inaccuracy or defect or breach of any material representation or warranty of Cap Z in this Agreement or (ii) any failure by Cap Z to perform or observe any term of this Agreement required to be performed by it in any material respect, and shall reimburse the Company for any reasonable legal or other expenses incurred by it in connection with investigating or defending any such Loss.

                                   ARTICLE IX

                                  MISCELLANEOUS

           9.1 NOTICES. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

           If to Cap Z, to:

                              Capital Z Investments, L.P.
                              54 Thompson Street
                              New York, New York 10012
                              Attention: Laurence Cheng
                              Fax: (212) 965-2301

           If the Company to:

                              Max Re Capital Ltd.
                              Max Re House
                              2 Front Street
                              Hamilton HM 11
                              Bermuda
                              Attention: Sarene A. Loar, Esq.
                              Fax: (441) 296-8811

                              with a copy (which will not constitute notice) to:

                              Akin Gump Strauss Hauer & Feld LLP
                              590 Madison Avenue
                              New York, New York 10022
                              Attention:  Kerry E. Berchem, Esq.
                              Fax:  (212) 407-3295

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery,
(ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter's confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient's time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

           9.2 AMENDMENT; EXTENSIONS; WAIVERS. This Agreement may not be amended or modified except by a writing signed by each of the parties. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

           9.3 EXPENSES. Each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

           9.4 ASSIGNMENT; BINDING EFFECT. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

           9.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

           9.6 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           9.7 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof. There are no third party beneficiaries having rights under or with respect to this Agreement.

           9.8       SUBMISSION TO JURISDICTION; NO JURY TRIAL.

           (A) SUBMISSION TO JURISDICTION. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court located in the State of New York or any New York state court, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

           (B) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS

AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to encompass ANY AND all actions, SUITS and proceedings that relate to the subject matter of the transactions contemplated hereby, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party REPRESENTS that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of ANY ACTION, SUIT OR PROCEEDING, seek to enforce the foregoing waiver, (ii) such party understands and with the advice of counsel has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and REPRESENTATIONS in this
Section 9.8(b).

           9.9 HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

           9.10 SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

           9.11 CONSTRUCTION. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as amended as of the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                            [signature page follows]

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date stated in the introductory paragraph of this Agreement.

                                     MAX RE CAPITAL LTD.


                                     By:
                                        ----------------------------------------
                                          Name:
                                          Title:


                                     CAPITAL Z INVESTMENTS, L.P.

                                     By: Capital Z Investment Management, L.P.,
                                         its general partner

                                     By: Capital Z Investment Management, Ltd.,
                                         its general partner


                                     By:
                                        ----------------------------------------
                                          Name:
                                          Title:

                                  SCHEDULE 3.1

                                 CAPITALIZATION
                                 --------------

As of May 31, 2003, the Company had the following authorized capital, issued and outstanding shares and shares reserved for issuance:

The authorized capital of the Company is US$220,000,000 divided into 200,000,000 Common Shares and 20,000,000 Preferred Shares each having a par value of US$1.00. Of the 200,000,000 Common Shares authorized, 38,131,779 Common Shares are issued and outstanding, 13,736,509 Common Shares are reserved for issuance upon the exercise of warrants and the exchange of NVCS into Company Common Shares, 2,752,186 Common Shares are reserved for issuance upon the exercise of Company warrants issued to certain founding shareholders and managers and 5,000,000 Common Shares are reserved for awards of options and restricted stock to eligible employees, non-employee Directors and consultants. No Preferred Shares are issued, outstanding or reserved for issuance.

Assuming that the transactions contemplated by this Agreement are consummated, the Company will have the following authorized capital, issued and outstanding shares and shares reserved for issuance:

The authorized capital of the Company will be US$220,000,000 divided into 200,000,000 Common Shares and 20,000,000 Preferred Shares each having a par value of US$1.00. Of the 200,000,000 Common Shares authorized, 45,851,111 Common Shares will be issued and outstanding, 9,369,363 Common Shares will be reserved for issuance upon the exercise of warrants issued to certain founding shareholders and executive management and 5,000,000 Common Shares will be reserved for awards of options and restricted stock to eligible employees, non-employee Directors and consultants. No Preferred Shares will be issued, outstanding or reserved for issuance.

                                  SCHEDULE 3.4

                             CONSENTS AND APPROVALS
                             ----------------------

Shareholder approval of the amendments to the Bye-laws of the Company in substantially the form set forth on Exhibit B.

The ability of the Company to make the tax election with respect to Max Re Diversified Strategies Ltd. pursuant to Section 7.1 is subject to the consent and approval of Canadian Imperial Bank of Commerce (CIBC).

Nasdaq National Market - additional listing application for the Common Shares and the Common Shares underlying the Company Warrants to be issued to Cap Z in accordance with the Agreement.

Consent of the lenders under the Third Amended and Restated Letter of Credit Reimbursement Agreement, dated as of June 5, 2003, among Max Re Ltd., various financial institutions, as lenders, ING Bank, N.V., London Branch, and Citibank, N.A., as co-agents, and Bank of America, N.A., as fronting bank and as administrative agent.

Consent of the lenders under the Letter of Credit Reimbursement Agreement, dated as of January 14, 2002, among Max Re Ltd., as the borrower, various financial institutions, as the lenders, and Bayerische Hypo-und Vereinsbank AG, as fronting bank and as administrative agent for the lenders, as amended.

                                    EXHIBIT A

                             FORM OF COMPANY WARRANT
                             -----------------------



                                 [see attached]

                                    EXHIBIT B

                  FORM OF AMENDMENT TO BYE-LAWS OF THE COMPANY
                  --------------------------------------------



                                 [see attached]

                                    EXHIBIT C

                     FORM OF AMENDMENT TO BYE-LAWS OF MAX RE
                     ---------------------------------------



                                 [see attached]